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                                                                     Exhibit 5.2

                             ANDREAS M. KELLY, P.A.
                       2333 Ponce de Leon Blvd. Suite 550
                             Coral Gables, FL 33134
                                  (305)815-1731



VIA  FACSIMILE  (416)  865-1250
And  US  MAIL

March 12, 2003


Ideal  Accents,  Inc.
10200  Eight  Mile
Ferndale,  MI
48220


RE:  IDEAL  ACCENTS,  INC.

Gentlemen:

          We have acted as counsel to Ideal Accents., Inc., a Florida corporation (the "Company"), with respect to certain matters as to which we have been consulted by the Company from time to time.

     In order to prepare this opinion letter, we have examined such corporate records, agreements, documents and other instruments of the Company, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions set forth below. We have also reviewed what has been represented to us a close to final draft of the Company's Amended Registration Statement in Form SB-2 (the "Registration Statement"). In addition we have reviewed such published sources of Florida law as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. We are admitted to practice in the State of Florida.

     In such examination, we have assumed the genuineness of all signatures (except the signature of Mr. J. Paul Hines), the legal capacity of all natural persons (except Mr. Hines), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.


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Ideal  Accents,  Inc.
March 12, 2003
Page 2

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Florida, and

     2. The common shares of the Company, par value $0.0001, to be registered under the Securities Act of 1933, as amended, as provided in the Registration Statement, have been duly authorized and validly issued by the Company, and are fully paid and non-assessable.

     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of such Registration Statement.





Very truly yours,

/s/ Andreas M. Kelly

Andreas M. Kelly, for the firm


Cc: file






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